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                                                                     EXHIBIT 8.1


                           PORTER & HEDGES, L.L.P.
                       ATTORNEYS AND COUNSELORS AT LAW
                          700 LOUISIANA, 35TH FLOOR
                          HOUSTON, TEXAS 77002-2764
                       -------------------------------       MAILING ADDRESS:
                          TELECOPIER (713) 228-1331           P.O. BOX 4744
                           TELEPHONE (713) 226-0600       HOUSTON, TX 77210-4744


                                November 22, 2004

TODCO
Suite 800
2000 W. Sam Houston Parkway, South
Houston, Texas 77042

Ladies and Gentlemen:

         As set forth in the prospectus (the "Prospectus") included in the registration statement on Form S-1 (the "Registration Statement") filed by TODCO with the Securities and Exchange Commission (the "Commission") on November 22, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), relating to a proposed public offering (the "Offering") by Transocean Inc. of TODCO Class A common stock (the "Class A common stock"), we are passing on certain legal matters in connection with the Offering for you. At your request, we are furnishing this opinion of counsel to you for filing as Exhibit 8.1 to the Registration Statement. In providing this opinion, we have examined and are relying on the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement and certain other filings made by TODCO and Transocean Inc. with the Commission.

         We hereby confirm that the discussion in the Prospectus that is contained under the caption "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders" represents our opinion, subject to the assumptions, qualifications, and limitations set forth in that discussion, regarding conclusions of law associated with the expected material U.S. federal income and estate tax consequences of the ownership and disposition of the Class A common stock by a Non-U.S. Holder as defined therein.

         Pursuant to the provisions of Rule 436(a) of the Rules and Regulations of the Commission under the Securities Act, we hereby consent to the reference to our law firm under the caption "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                            Very truly yours,


                                            /s/ Porter & Hedges, L.L.P.
                                            Porter & Hedges, L.L.P.